Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
617-492-4040 ext. 310	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Reports Third-Quarter Results

Revenue Growth of 19 Percent Driven by Laundry Facilities Management and MicroFridge®

CAMBRIDGE, MA, October 21, 2004 — Mac-Gray Corporation (NYSE: TUC), a leading provider of laundry facilities management services as well as energy-efficient MicroFridge® and Maytag® appliances to multi-housing locations including apartment properties, condominiums, military housing and hotels, and the largest provider of these services and products to college and university residence halls, today announced its financial results for the third quarter ended September 30, 2004.

Mac-Gray reported record third-quarter revenue of $44.2 million, an increase of 19% from 2003 third-quarter revenue of $37.3 million.  Net income for the quarter was $752,000, or $0.06 per diluted share, compared with year-earlier third quarter net income of $1.2 million, or $0.10 per diluted share.  Net income for the quarter ended September 30, 2003 included a pre-tax gain of $836,000, or $0.04 per diluted share after taxes, which was recognized on the bulk sale of certain lease receivables.  Excluding the one-time gain in 2003, year-over-year third-quarter net income was the same at $0.06 per diluted share.

For the nine months ended September 30, 2004, Mac-Gray reported record revenue of $133.0 million, an increase of 22% from revenue of $109.3 million for the first nine months of 2003.  Net income for the first three quarters of 2004 was $3.5 million, or $0.27 per diluted share, an increase of 38% from net income of $2.5 million, or $0.20 per diluted share, for the first three quarters of 2003.  Excluding pre-tax charges of $183,000 and $381,000 for the early extinguishment of debt in the first nine months of 2004 and 2003, respectively, and pre-tax gains of $1.2 million and $836,000 on the sales of assets in 2004 and receivables in 2003, adjusted net income for the nine months ended September 30, 2004 was $2.9 million, or $0.22 per diluted share, compared with adjusted net income for the nine months ended September 30, 2003 of $2.2 million, or $0.17 per diluted share.

Please refer to Table 1, included at the end of this news release, for a reconciliation of reported net income to adjusted net income.

Comments on the Third Quarter and the First Nine Months of 2004

“We are pleased with our revenue performance in what is always our slowest quarter,” said Stewart MacDonald, Mac-Gray’s chairman and chief executive officer. “Our core laundry facilities management business posted record revenue of $32.6 million for the quarter, a 31% increase from the year-earlier period and record revenue of $100.3 million for the first nine months of 2004, a 30% increase from the comparable period in 2003.  This division benefited from the laundry facilities contracts we acquired from Web Service Company in January 2004, as well as an increasing rate of organic growth.

“The level of success we achieved in integrating the January acquisition met our expectations, and we have encountered a minimum of negative surprises.  The acquired contracts are generating revenue and margin contributions according to our projections and, while our experience in renegotiating and retaining these contracts is limited to only eight months, our success rate is on plan.

“We are also quite encouraged by the performance of our MicroFridge® division, where sales grew 14% for the third quarter to $7.9 million, the strongest performance in any quarter since 2001.  Sales to both the Academic sector as well as Hospitality and Healthcare had their best third-quarter results in three years, and these more than offset a decrease in sales to the military housing sector.  Third-quarter government sales were affected by anticipated funding for military housing not being made available before the end of the federal fiscal year on September 30.

“Our smallest business segment – the commercial laundry equipment sales division –demonstrated predictable quarterly volatility, primarily due to timing issues of product shipments.  Additionally, the four hurricanes that hit Florida in September forced a delay in some customer purchases.  Nevertheless, this business is still on track to once again achieve approximately the same annual total revenue level it has reached for the past four years.  For the third quarter of 2004, sales were $3.0 million, compared with record sales of $4.4 million in the third quarter of 2003.

“The focus of our balance sheet management continued to be on reducing our funded debt.  Since January 2004, when we completed our all-cash acquisition and increased our funded debt to more than $90 million, we have paid down the debt by $9.2 million, more than 10%.”  In addition to the increase in debt, assets and other liabilities associated with the transaction also increased proportionately.

Income before provision for income taxes, depreciation and amortization expense, interest expense and adjustments (“EBITDA”) for the nine months ended September 30, 2004 and 2003 were $24.5 million and $19.3 million, respectively. The most significant reasons for the increase were those associated with the January acquisition, namely, increases in depreciation expense and interest expense related to bank debt.  Please refer to Table 2, included at the end of this news release, for a breakdown of EBITDA.

Cash flows provided by operating activities for the nine months ended September 30, 2004 and 2003 were $26.4 million and $15.0 million, respectively. The most significant reasons for the

2

increase were those associated with the January acquisition, namely, increases in depreciation expense and net income, and decreases in accounts receivable and inventory. Please refer to Table 3, included at the end of this news release, for a schedule of cash flows provided by operating activities.

Outlook

“During each quarter of 2004, the outlook for Mac-Gray has improved and many of the fundamentals of our business have strengthened.  While our January acquisition generated much of our growth in 2004, there are several dynamics that support an optimistic outlook.  First, apartment occupancy rates – a key driver of laundry machine usage and facilities revenue – are improving.

“Second, the positive market response to our Intelligent Laundry Solutions™, launched in 2003, has gained us even greater visibility in the academic community.  These products are providing an introduction to colleges and universities that we hope to leverage into expanded product and service relationships.  Our recent announcement of an agreement to license rights to LaundryView™ to Web Service Company for the western portion of the country holds the potential for an additional revenue stream.  Additionally, we have demonstrated that Mac-Gray can gain incremental business from academic institutions that are currently managing their residence hall laundry facilities themselves.  We signed a license agreement for LaundryView™ with Syracuse University, which does not outsource the operation of its laundry facilities.

“Finally, MicroFridge® continues to exhibit overall growth, supported by new product innovations and marketing programs.  These innovations should afford MicroFridge opportunities to further diversify its revenue base and insulate it from some of the cyclicality in its respective markets,” concluded MacDonald.

Use of Non-GAAP Measures

To supplement the unaudited financial statements, which are presented on the basis of generally accepted accounting principles (GAAP) for the quarter and year-to-date results through September 30, 2004, the Company has used a non-GAAP measure of net income.  Management believes such a presentation is appropriate to enhance the understanding of our overall historical financial performance and future prospects.  The non-GAAP results are considered by management to be a more representative presentation of the Company’s core operating results for the periods reported.  Management uses these non-GAAP adjusted operating results, as well as the non-GAAP cash flow measure, earnings before interest, taxes, depreciation, amortization and adjustments (EBITDA), as performance measurements, and therefore believes these non-GAAP measures may be useful to investors and others.  The non-GAAP information included in this press release is not meant to be a substitute for financial results reported in accordance with GAAP.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will summarize the Company’s quarterly financial results, review business

3

and operating highlights from the quarter and answer questions.  To hear a live broadcast of the call, log onto www.macgray.com or dial (800) 289-0543 or (913) 981-5540 prior to the call.

A replay of the call will be available from 1:00 p.m. ET on Thursday, October 21 through midnight ET Wednesday, October 27.  To access the replay, dial (719) 457-0820 or (888) 203-1112 and refer to confirmation code 934948.  You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website, at www.macgray.com.

About Mac-Gray Corporation

Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, colleges and university residence halls, condominiums, and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray’s laundry facilities business consists of approximately 34,000 multiple housing laundry rooms located in the northeastern, mid-Atlantic, midwestern and southeastern United States, and the District of Columbia.  Mac-Gray also sells, services, and leases commercial laundry equipment to commercial laundromats and institutions.

Through its MicroFridge® division, Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® has also entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag lines of home appliances throughout the United States.  MicroFridge® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView™, Intelligent Laundry Solutions™ and MicroFridge® are trademarks of Mac-Gray Corporation.  All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully finalize the integration of the laundry facilities management business acquired from Web Service Company, the risks that the Company will

4

incur unanticipated costs related to the acquired business or not realize expected synergies and cost savings, that the potential product and marketing opportunities at MicroFridge® will not be successfully developed, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

5

MAC-GRAY CORPORATION

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts; Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Revenue	$44,247	$37,296	$133,018	$109,298
Cost of revenue:
Cost of route revenues	22,606	17,714	69,735	54,601
Depreciation and amortization	5,126	3,931	15,458	12,480
Cost of products sold	7,795	8,087	20,851	20,190
Total cost of revenue	35,527	29,732	106,044	87,271

Gross margin	8,720	7,564	26,974	22,027

Operating expenses:
Selling, general and administration expenses	6,389	5,501	18,876	16,121
Loss on early extinguishment of debt	—	—	183	381
Gain on sale of assets	(35)	(55)	(1,342)	(88)
Total operating expenses	6,354	5,446	17,717	16,414

Income from operations	2,366	2,118	9,257	5,613

Interest and other expenses, net	1,060	807	3,183	2,096
Gain on sale of lease receivables	—	(836)	—	(836)
Income before provision for income taxes	1,306	2,147	6,074	4,353
Provision for income taxes	554	920	2,606	1,847
Net income	$752	$1,227	$3,468	$2,506
Net income per common share – basic	$0.06	$0.10	$0.27	$0.20
Net income per common share – diluted	$0.06	$0.10	$0.27	$0.20
Weighted average common shares outstanding - basic	12,747	12,624	12,676	12,659
Weighted average common shares outstanding – diluted	13,114	12,772	13,059	12,715

— MORE —

MAC-GRAY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,404	$5,296
Trade receivables, net	7,608	9,067
Inventory	4,383	4,858
Prepaid route rent and other current assets	10,144	10,466
Total current assets	29,539	29,687

Property, plant and equipment, net	90,988	76,621
Intangible assets, net	71,794	45,289
Prepaid route rent and other assets	10,486	10,408
Total assets	$202,807	$162,005

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,108	$3,619
Accounts payable and accrued expenses	23,918	19,816
Deferred rental revenues and customer deposits	986	1,005
Total current liabilities	31,012	24,440

Long-term debt and capital lease obligations	74,719	47,254
Other liabilities	731	862
Deferred income tax liabilities	22,671	20,720
Total liabilities	129,133	93,276

Stockholders’ equity:
Common stock	134	134
Additional paid in capital	68,568	68,561
Accumulated other comprehensive income (loss)	393	(372)
Retained earnings	11,545	9,439
Treasury stock	(6,966)	(9,033)
Total stockholders’ equity	73,674	68,729
Total liabilities and stockholders’ equity	$202,807	$162,005

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except per share amounts; Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Net income, as reported	$752	$1,227	$3,468	$2,506

Income before provision for income taxes, as reported	$1,306	$2,147	$6,074	$4,353
Gain on sale of assets	—	—	(1,218)	—
Gain on sale of lease receivables	—	(836)		(836)
Loss on early extinguishment of debt	—	—	183	381
Income before provision for income taxes, as adjusted	1,306	1,311	5,039	3,898
Provision for income taxes, as adjusted	554	564	2,167	1,676

Net income, as adjusted	$752	$747	$2,872	$2,222

Diluted earnings per share, as adjusted	$0.06	$0.06	$0.22	$0.17

MAC-GRAY CORPORATION

Table 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

For the Nine Months Ended September 30, 2004 and 2003

(In thousands; Unaudited)

	Nine months ended September 30,
	2004	2003

Net income, as reported	$3,468	$2,506

Income before provision for income taxes, as reported	$6,074	$4,353
Gain on sale of assets	(1,218)	—
Gain on sale of lease receivables		(836)
Loss on early extinguishment of debt	183	381
Income before provision for income taxes, as adjusted	5,039	3,898
Provision for income taxes, as adjusted	2,167	1,676

Net income, as adjusted	2,872	2,222

Interest expense, net	3,183	2,096
Provision for income taxes, as adjusted	2,167	1,676
Depreciation and amortization	16,241	13,332

EBITDA	$24,463	$19,326

EBITDA is defined herein as income before provision for income taxes, depreciation and amortization expense, gain on sale of assets and lease receivables, loss on early extinguishment of debt and interest expense. EBITDA should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a measure of liquidity and it is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is presented because we believe that certain investors may find it to be a useful tool for measuring Mac-Gray’s ability to meet its future debt service obligations, make capital expenditures and satisfy working capital requirements. We have provided the GAAP measure, cash flows provided by operating acivities, below for comparison.

MAC-GRAY CORPORATION

Table 3

Cash Flows Provided by Operating Activities

For the Nine Months Ended September 30, 2004 and 2003

(In thousands; Unaudited)

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$3,468	$2,506
Adjustments to reconcile net income to net cash flows provided by operating activities, net of effects of acquisition:
Depreciation and amortization	16,241	13,332
Loss on early extinguishment of debt	183	381
Provision for doubtful accounts and lease reserves	212	31
Gain on sale of assets	(1,342)	(924)
Director stock grants	28	38
Non-cash interest expense	1,035	260
Deferred income taxes	1,745	75
Decrease (increase) in accounts receivable	1,247	(2,236)
Decrease in inventory	1,279	38
Increase in prepaid expenses, facilities management rent and other assets	(1,193)	(1,472)
Increase in accounts payable, accrued facilities management rent and accrued expenses	3,561	2,860
(Decrease) increase in deferred revenues and customer deposits	(19)	62
Net cash flows provided by operating activities	$26,445	$14,951